Exhibit 99.1

Computer Software Innovations, Inc. Announces Record Second

Quarter 2007 Financial Results and Updates 2007 Financial Guidance

Record Revenues of $28.8 Million for Six Months, up 85% versus 2006;

Second Quarter Revenues Increase 60% to $17.1 Million versus Q2 2006;

Operating Income Increases 167% to $1.8 Million, versus $674,000 in Q2 2006;

Net Income $903,000 in Q2 2007, versus $(28,000) for Q2 2006

Computer Software Innovations, Inc. (OTCBB: CSWI), CSI Technology Outfitters(TM) (“CSI”) today announced its financial results for the second quarter and six months ended June 30, 2007.

Financial Results:

CSI posted revenue of approximately $17.1 million for the second quarter ended June 30, 2007, up approximately $6.4 million or 59.8% compared to the second quarter of 2006. CSI experienced significant organic growth in its technology sector in Q2 of $5.1 million or 54.6%, primarily from increased sales of interactive classroom and infrastructure engineered solutions. CSI’s software segment increased $1.3 million or 93.3%, with $1.2 million added from its acquisition of McAleer Computer Associates, and $0.1 million from organic growth.

Gross profit for the second quarter was approximately $4.0 million, an increase of $1.8 million or 83.1% compared to the second quarter 2006. The increase in gross profit can be attributed primarily to both higher volume sales of interactive whiteboard solutions and infrastructure engineered solutions and the increase in software sales. Gross margin improved due to improved pricing from vendors in the technology segment offsetting increased costs of supporting two software versions with the latest fund accounting core-modules released to early adopters and with other modules in process. Gross margin also improved from increased sales of lower margin third-party products. Operating income for the quarter was approximately $1.8 million, compared to operating income of $674,000 for the same period in the prior year.

CSI posted net income for the quarter ended June 30, 2007 of approximately $903,000 or $0.25 earnings per basic share and $0.07 earnings per diluted share, compared to net income of approximately $401,000 and $0.12 earnings per basic share and $0.04 earnings per diluted share for the same period last year.

For the six months ended June 30, 2007, revenues were approximately $28.8 million, up 85.0% from approximately $15.5 million for the comparable period a year ago. The technology segment increased $10.2 million or 78.7% primarily driven by increased adoption of interactive classroom technologies and engineered infrastructure solutions, while the software segment improved $3.0 million or 117.0%, with the acquisition of McAleer adding $2.5 million and the remaining $0.5 million from organic growth in new software sales and support services.

Gross profit for the first six months was approximately $6.6 million, an increase of $2.9 million compared to 2006. As a percentage, gross margin decreased from increased software support costs related to the new release of core modules to early adopters. Operating income for the first six months was approximately $2.4 million compared to $146,000 for the same period in 2006. Net income was $1.2 million or earnings of $0.34 per basic share and $0.09 per diluted share as compared to a net loss of $29,000 or $0.01 per basic and diluted share for the comparable period ended June 30, 2006.

2007 Updated Financial Guidance

The company had previously reported its expectations for the year ended 2007 of $38 to $40 million in revenue and a return to profitability. In light of the quarter’s results, CSI is increasing its revenue guidance to $42 million and expects to remain profitable and achieve EBITDA of approximately $4.3 million. For the six months ended June 30, 2007, the company has achieved net income of $1.2 million and EBITDA of $3.2 million compared to a net loss of $29,000 and EBITDA of $0.7 million for the same period of the prior year. (EBITDA is a non-GAAP measure which should not be relied upon as an alternative to GAAP measures. See disclosures concerning this non-GAAP measure and reconciliation to GAAP measure below). Due to the seasonal nature of the education segment, a large contributor to the company’s business, results for the second half of the year are typically less than that of the first half.

Nancy Hedrick, CEO of CSI stated, “We are pleased to announce that our year-to-date revenues through Q2 2007 have surpassed our revenues reported for the entire prior fiscal year. Due to the seasonality of our public sector, Q2 is typically our strongest quarter. This year is no exception; however we surpassed all of our internal expectations. We experienced strong demand for our interactive classroom technology solutions, and are pleased to be a part of the potential for improved education through the installation, training and support of these advanced teaching tools. We are also pleased with the improvement in performance as a result of the McAleer acquisition. During the quarter we received additional orders from cross-selling efforts and are optimistic about the opportunities to increase our presence in the expanded marketplace. The McAleer acquisition and enhanced geographic coverage in the Southeastern U.S. marketplace is definitely proving beneficial to our top and bottom lines.”

“While we do not always have a high degree of visibility in our business, due to the volatility of various government clients’ funding and budget approvals, we feel we can provide updated financial guidance due to our strong results thus far in the fiscal year. We are optimistic about the opportunities ahead, including those presented to us as a result of the McAleer acquisition. We believe that we will continue to show financial improvement through the third and fourth quarters of the year as our business model continues to strengthen,” further commented Ms. Hedrick.

Conference Call Reminder for Today

The Company will host a conference call today, Monday, August 13, 2007 at 4:15 p.m. Eastern Time to discuss the Company’s financial and operational results for second quarter 2007, which ended June 30, 2007.

Conference Call Details

Date: Monday, August 13, 2007

Time: 4:15 p.m. (EDT)

Dial-in Number: 1-866-328-4270

International Dial-in Number: 1-480-293-1743

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:15 p.m. call. A replay of the conference call will be available approximately 2 hours after the completion of the call for 14 days, until August 27, 2007. To listen to the replay, dial (800) 406-7325 if calling within the U.S. or (303) 590-3030 if calling internationally and enter the pass code 3768760.

The call is also being webcast and may be accessed at CSI’s website at www.csioutfitters.com. The webcast will be archived and accessible until November 13, 2007 on the Company website.

About Computer Software Innovations, Inc.

Computer Software Innovations, Inc. (OTCBB: CSWI - News), CSI Technology Outfitters(TM), is a full service company providing software and technology solutions primarily to public sector organizations. The software solutions include financial management, billing and revenue management, school activity accounting, lesson planning and automated workflow. The technology solutions include IP telephony, IP video surveillance, visual communications, interactive classrooms, network security and traffic monitoring, infrastructure design, wireless solutions, network management, engineering services and hardware solutions. CSI’s client base includes school districts, higher education, municipalities, county governments, and other non-profit organizations. Currently, more than 400 public sector organizations utilize CSI’s software systems and network integration services. Additional information on CSI can be obtained through its website at www.csioutfitters.com.

Forward-Looking and Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in other filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	Our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive marketplace and/or customer requirements.

Contact:

Computer Software Innovations, Inc.

Company Contact:

David Dechant, 864-855-3900

Ddechant@csioutfitters.com

Or

Investor Contact:

Alliance Advisors, LLC

Mark McPartland, 910-221-1827

MarkMcp@allianceadvisors.net

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
REVENUES
Software applications segment	$2,794,725	$1,446,005	$5,534,161	$2,550,077
Technology solutions segment	14,306,570	9,255,692	23,218,866	12,994,024

Net sales and service revenue	17,101,295	10,701,697	28,753,027	15,544,101
COST OF SALES
Software applications segment
Cost of sales excluding depreciation, amortization and capitalization	1,661,868	691,312	3,080,595	1,165,567
Depreciation	16,608	17,885	30,918	36,285
Amortization of capitalized software costs	259,125	207,751	498,322	358,760
Capitalization of software costs	(208,880)	(407,816)	(435,853)	(589,591)

Total software applications segment cost of sales	1,728,721	509,132	3,173,982	971,021

Technology solutions segment
Cost of sales excluding depreciation	11,327,634	7,967,396	18,979,240	10,822,704
Depreciation	22,270	28,469	43,734	50,069

Total technology solutions segment cost of sales	11,349,904	7,995,865	19,022,974	10,872,773

Total cost of sales	13,078,625	8,504,997	22,196,956	11,843,794

Gross profit	4,022,670	2,196,700	6,556,071	3,700,307
OPERATING EXPENSES
Salaries, wages and benefits (excluding stock-based compensation)	1,415,272	894,324	2,487,579	1,665,539
Stock based compensation	5,027	81,258	90,813	695,212
Acquisition costs	4,076	—	8,546	—
Professional and legal compliance and litigation costs	134,161	88,208	419,217	430,888
Sales consulting fees	96,000	—	96,000	—
Marketing costs	75,537	59,952	73,312	149,856
Travel and mobile costs	137,955	149,815	291,376	232,260
Depreciation and amortization	90,502	41,513	180,749	76,624
Other selling, general and administrative expenses	233,486	207,878	498,017	303,588

Total operating expenses	2,192,016	1,522,948	4,145,609	3,553,967

Operating income	1,830,654	673,752	2,410,462	146,340
OTHER INCOME (EXPENSE)
Interest income	58	819	2,763	3,000
Interest expense	(152,036)	(96,592)	(286,055)	(188,977)
Amortization of loan fees	—	—	—	(17,458)
Loss on disposal of asset	—	—	(1,218)	—

Net other income (expense)	(151,978)	(95,773)	(284,510)	(203,435)

Income (loss) before income taxes	1,678,676	577,979	2,125,952	(57,095)
INCOME TAX EXPENSE (BENEFIT)	775,499	177,203	937,989	(28,341)

NET INCOME (LOSS)	$903,177	$400,776	$1,187,963	$(28,754)

BASIC EARNINGS (LOSS) PER SHARE	$0.25	$0.12	$0.34	$(0.01)

DILUTED EARNINGS (LOSS) PER SHARE	$0.07	$0.04	$0.09	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
– Basic	3,544,385	3,340,004	3,516,853	3,119,657

– Diluted	13,255,883	11,362,728	13,248,383	3,119,657

COMPUTER SOFTWARE INNOVATIONS, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2007 (Unaudited)	December 31, 2006
ASSETS
CURRENT ASSETS
Cash	$2,500,571	$—
Accounts receivable, net	11,627,635	3,828,190
Inventories	1,738,117	2,569,382
Prepaid expenses	106,028	56,174
Taxes receivable	—	43,651

Total current assets	15,972,351	6,497,397
PROPERTY AND EQUIPMENT, net	1,318,436	771,472
COMPUTER SOFTWARE COSTS, net	2,101,759	1,505,458
DEFERRED TAX ASSET	101,641	366,476
GOODWILL	1,480,587	—
OTHER ASSETS	1,633,149	318,884

	$22,607,923	$9,459,687

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$7,376,868	$3,995,021
Taxes payable	656,210	—
Deferred revenue	7,100,224	2,079,492
Deferred tax liability	293,054	373,960
Bank line of credit	2,570,000	551,000
Current portion of notes payable	274,104	109,274
Subordinated notes payable to shareholders	2,250,400	2,250,400

Total current liabilities	20,520,860	9,359,147

NOTES PAYABLE, less current portion	905,798	204,680

	$21,426,658	$9,563,827

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock - $0.001 par value; 15,000,000 shares authorized; 6,944,736 and 7,012,736 shares issued and outstanding, respectively	6,945	7,013
Common stock - $0.001 par value; 40,000,000 shares authorized; 3,544,385 and 3,429,030 shares issued and outstanding, respectively	3,544	3,429
Additional paid-in capital	6,573,724	6,473,342
Accumulated deficit	(5,337,810)	(6,525,773)
Unearned stock compensation	(65,138)	(62,151)

Total shareholders’ equity (deficit)	1,181,265	(104,140)

	$22,607,923	$9,459,687

Non-GAAP Financial Measure: Explanation and Reconciliation of EBITDA

EBITDA is a non-GAAP financial measure used by management, lenders and certain investors as a supplemental measure in the evaluation of some aspects of a corporation’s financial position and core operating performance. Investors sometimes use EBITDA as it allows for some level of comparability of profitability trends between those businesses differing as to capital structure and capital intensity by removing the impacts of depreciation and amortization. EBITDA does not include changes in major working capital items such as receivables, inventory and payables, which can also indicate a significant need for, or source of, cash. Since decisions regarding capital investment and financing and changes in working capital components can have a significant impact on cash flow, EBITDA is not a good indicator of a business’s cash flows. We use EBITDA for evaluating the relative underlying performance of the Company’s core operations and for planning purposes, including a review of this indicator and discussion of potential targets in the preparation of annual operating budgets. We calculate EBITDA by adjusting net income or loss to exclude net interest expense, income tax expense or benefit and depreciation and amortization, thus the term “Earnings Before Interest, Taxes, Depreciation and Amortization” and the acronym “EBITDA.”

EBITDA is presented as additional information because management believes it to be a useful supplemental analytic measure of financial performance of our core business, and as it is frequently requested by sophisticated investors. However, management recognizes it is no substitute for GAAP measures and should not be relied upon as an indicator of financial performance separate from GAAP measures (as discussed further below).

When evaluating EBITDA, investors should consider, among other things, increasing and decreasing trends in the measure and how it compares to levels of debt and interest expense, ongoing investing activities, other financing activities and changes in working capital needs. Moreover, this measure should not be construed as an alternative to net income (as an indicator of operating performance) or cash flows (as a measure of liquidity) as determined in accordance with GAAP.

While some investors use EBITDA to compare between companies with different investment and capital structures, all companies do not calculate EBITDA in the same manner. Accordingly, the EBITDA presented below may not be comparable to similarly titled measures of other companies.

A reconciliation of net income reported under GAAP to EBITDA is provided below:

	Quarter Ended June 30,		Six Months Ended June 30,
Amounts in thousands	2007	2006	2007	2006
Reconciliation of Net income (loss) per GAAP to EBITDA:
Net income (loss) per GAAP	$903	$401	$1,188	$(29)
Adjustments:
Income tax expense (benefit)	775	177	938	(28)
Interest expense, net	152	96	283	186
Depreciation and amortization of fixed assets and trademarks	129	88	255	163
Amortization of software development costs	259	208	498	359

EBITDA	$2,218	$970	$3,162	$651